Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Third Quarter 2022 Financial Results

Irvine, CA. July 7, 2022 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today reported fiscal third quarter 2022 financial results for the period ended May 31, 2022.

Fiscal Third Quarter 2022 Highlights

➣
Total sales were $38.0 million, compared to $18.5 million in the third quarter of 2021;
➣
Comparable restaurant sales increased 65% for the third quarter of 2022 as compared to the third quarter of 2021;
➣
Operating income was $0.5 million, compared to operating income of $0.9 million in the third quarter of 2021;
➣
Net income was $0.5 million, or $0.05 per diluted share, compared to net income of $0.8 million, or $0.09 per diluted share, in the third quarter of 2021;
➣
Adjusted net income* was $0.5 million, or $0.05 per diluted share, compared to an adjusted net loss* of $4.5 million or ($0.54) per diluted share, in the third quarter of 2021;
➣
Restaurant-level operating profit* was $8.5 million;
➣
Adjusted EBITDA* was $3.2 million; and
➣
One new restaurant opened during the fiscal third quarter of 2022.

* Adjusted net income (loss), Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “The strong sales momentum from the first half of our fiscal year continued into the third quarter, exemplified by comparable sales growth of 28.3% versus our pre-pandemic fiscal 2019 results and another record sales quarter for the company. Moreover, our team has done a tremendous job navigating on-going inflationary pressures, resulting in a solid improvement in our restaurant level profitability, both on a dollar and margin basis as compared to our pre-COVID period.

Uba added, “We continued to make progress toward growing our restaurant base, opening a new restaurant in Watertown, MA, another new market for Kura Sushi. To date, we’ve opened five new restaurants in fiscal 2022, and expect to open at least eight for the full fiscal year. Guest reception for our new openings has continued to exceed our initial expectations. We believe each of our successful new markets is a point of proof for the national portability of our brand, and that our growth prospects are stronger than ever.”

Review of Fiscal Third Quarter 2022 Financial Results

Total sales were $38.0 million compared to $18.5 million in the third quarter of 2021. Comparable restaurant sales increased 65% for the third quarter of 2022 as compared to the third quarter of 2021.

Food and beverage costs as a percentage of sales were 29.7% compared to 31.7% in the third quarter of 2021. The decrease is primarily due to an increase in menu prices, partially offset by food cost inflation, as well as higher inventory spoilage in the prior year.

Labor and related costs as a percentage of sales increased to 31.0% from 8.9% in the third quarter of 2021. The increase in cost as a percentage of sales was primarily driven by $5.8 million in employee retention credits recognized under the CARES Act extension during the third quarter of 2021. Excluding the impact of the $5.8 million employee retention credit and $0.7 million in retention and new hire bonuses, the labor and related costs as a percentage of sales for the third quarter of 2021 would have been 36.6%, primarily due to minimum staffing required to operate the restaurants at significantly reduced operating capacities in the prior year.

Occupancy and related expenses were $2.7 million compared to $1.9 million in the third quarter of 2021. The increase is primarily due to six new restaurants opened since the third quarter of 2021, as well as incremental pre-opening lease expense.

Other costs as a percentage of sales decreased to 11.5% compared to 14.7% in the third quarter of 2021. The decrease was primarily due to higher sales leverage.

General and administrative expenses were $5.9 million compared to $4.3 million in the third quarter of 2021. This increase was primarily due to an increase of $1.7 million in compensation-related expenses due to an increase in headcount, a $0.2 million increase in travel expenses and a $0.2 million increase in other costs, as well as $0.5 million in employee retention credits recognized under the CARES Act extension in the third quarter of 2021, offset by a $1.0 million litigation expense in the third quarter of 2021. As a percentage of sales, general and administrative expenses decreased to 15.5% from 23.2% in the third quarter of 2021, primarily driven by leverage benefits from the increase in sales.

Operating income was $0.5 million compared to operating income of $0.9 million in the third quarter of 2021.

Income tax benefit was $2 thousand compared to income tax expense of $30 thousand in the third quarter of 2021.

Net income was $0.5 million, or $0.05 per diluted share, compared to net income of $0.8 million, or $0.09 per diluted share, in the third quarter of 2021.

Adjusted net income* was $0.5 million, or $0.05 per diluted share, compared to adjusted net loss* of $4.5 million, or ($0.54) per diluted share, in the third quarter of 2021.

Restaurant-level operating profit* was $8.5 million compared to restaurant-level operating profit* of $1.1 million in the third quarter of 2021.

Adjusted EBITDA* was $3.2 million compared to ($2.6) million in the third quarter of 2021.

Restaurant Development

During the fiscal third quarter of 2022, the Company opened one new restaurant in Watertown, Massachusetts.

Fiscal Year 2022 Outlook

For the full fiscal year of 2022, the Company updates the following annual guidance:

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Total sales between $137 million and $142 million;
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General and administrative expenses as a percentage of sales of approximately 16.5%; and
➣
8 new restaurants, with average net capital expenditures per unit of approximately $2.2 million.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, and Benjamin Porten, VP Investor Relations & Business Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13731075. The replay will be available until July 14, 2022. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

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About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 37 locations across 11 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and more than 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as employee retention credits, litigation accrual and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; employee retention credits; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credits recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during the three and nine months ended May 31, 2021. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

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The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 pandemic and its continued impact on the Company’s ability to operate; the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Sales	$37,969	$18,471	$99,091	$36,967
Restaurant operating costs:
Food and beverage costs	11,282	5,850	29,615	12,078
Labor and related costs	11,788	1,649	31,840	8,070
Occupancy and related expenses	2,693	1,885	7,195	5,202
Depreciation and amortization expenses	1,376	1,086	3,814	3,015
Other costs	4,372	2,713	12,326	6,843
Total restaurant operating costs	31,511	13,183	84,790	35,208
General and administrative expenses	5,900	4,292	16,714	10,687
Depreciation and amortization expenses	85	130	256	299
Total operating expenses	37,496	17,605	101,760	46,194
Operating income (loss)	473	866	(2,669)	(9,227)
Other expense (income):
Interest expense	23	67	70	154
Interest income	(25)	(1)	(75)	(8)
Income (loss) before income taxes	475	800	(2,664)	(9,373)
Income tax (benefit) expense	(2)	30	13	88
Net income (loss)	$477	$770	$(2,677)	$(9,461)
Net income (loss) per Class A and Class B shares
Basic	$0.05	$0.09	$(0.28)	$(1.13)
Diluted	$0.05	$0.09	$(0.28)	$(1.13)
Weighted average Class A and Class B shares outstanding
Basic	9,722	8,383	9,714	8,381
Diluted	10,069	8,663	9,714	8,381

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	May 31, 2022	August 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$35,968	$40,430
Total assets	$195,525	$177,669
Total liabilities	$105,565	$86,825
Total stockholders’ equity	$89,960	$90,844

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Selected Operating Data:
Restaurants at the end of period	37	31	37	31
Comparable restaurant sales performance	65.3%	455.6%	118.7%	(20.5)%
EBITDA	$1,934	$2,082	$1,401	$(5,913)
Adjusted EBITDA	$3,183	$(2,592)	$4,361	$(11,533)
Adjusted EBITDA margin	8.4%	(14.0)%	4.4%	(31.3)%
Operating income (loss)	$473	$866	$(2,669)	$(9,227)
Operating income (loss) margin	1.2%	4.7%	(2.7)%	(25.0)%
Restaurant-level operating profit (loss)	$8,543	$1,064	$19,919	$(1,423)
Restaurant-level operating profit (loss) margin	22.5%	5.8%	20.1%	(3.8)%

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except income (loss) per share amounts; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Net income (loss)	$477	$770	$(2,677)	$(9,461)
Executive transition costs(4)	—	—	—	390
Employee retention credits(5)	—	(6,296)	—	(8,931)
Litigation accrual(6)	—	1,000	—	1,000
Adjusted net income (loss)	$477	$(4,526)	$(2,677)	$(17,002)
Net income (loss) per Class A and Class B diluted shares	$0.05	$0.09	$(0.28)	$(1.13)
Executive transition costs(4)	—	—	—	0.05
Employee retention credits(5)	—	(0.75)	—	(1.07)
Litigation accrual(6)	—	0.12	—	0.12
Adjusted net income (loss) per Class A and Class B diluted shares	$0.05	$(0.54)	$(0.28)	$(2.03)
Weighted average Class A and Class B shares outstanding
Diluted shares	10,069	8,663	9,714	8,381
Adjusted diluted shares	9,722	8,383	9,714	8,381

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Net income (loss)	$477	$770	$(2,677)	$(9,461)
Interest (income) expense, net	(2)	66	(5)	146
Income tax (benefit) expense	(2)	30	13	88
Depreciation and amortization expenses	1,461	1,216	4,070	3,314
EBITDA	1,934	2,082	1,401	(5,913)
Stock-based compensation expense(1)	732	391	1,771	966
Non-cash lease expense(2)	517	231	1,189	935
Executive transition costs(4)	—	—	—	390
Employee retention credits(5)	—	(6,296)	—	(8,931)
Litigation accrual(6)	—	1,000	—	1,000
Adjusted EBITDA	$3,183	$(2,592)	$4,361	$(11,553)

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Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit (Loss)

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Operating income (loss)	$473	$866	$(2,669)	$(9,227)
Depreciation and amortization expenses	1,461	1,216	4,070	3,314
Stock-based compensation expense(1)	732	391	1,771	966
Pre-opening costs(3)	104	271	420	832
Non-cash lease expense(2)	517	231	1,189	935
Employee retention credits(5)	—	(6,296)	—	(8,931)
General and administrative expenses	5,900	4,292	16,714	10,687
Corporate-level stock-based compensation and employee retention credits included in general and administrative expenses	(644)	93	(1,576)	1
Restaurant-level operating profit (loss)	$8,543	$1,064	$19,919	$(1,423)

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.
(4)
Executive transition costs include severance and search fees associated with the transition of the Company’s Chief Financial Officer. The income tax impact of this adjustment was immaterial.
(5)
Employee retention credits includes refundable credits recognized under the CARES Act extension. The income tax impact of this adjustment was immaterial.
(6)
Litigation accrual consists of an expense related to a litigation claim. The income tax impact of this adjustment was immaterial.

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